SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: June 27, 2013

XSUNX, INC.

 (Exact name of registrant as specified in its charter)

      Colorado

000-29621

       84-1384159

          (State or other jurisdiction

        (Commission File Number)

         (IRS Employer Identification No)

            of incorporation)

65 Enterprise, Aliso Viejo, CA 92656

 (New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_|   Written communications pursuant to Rule 425 under the Securities Act

            (17 CFR 230.425)

      |_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

            (17 CFR 240.14a-12)

      |_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the

            Exchange Act (17 CFR 240.14d-2(b))

      |_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the

            Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation.

On August 15, 2013, XSUNX, Inc. (“the Company”) amended its Articles of Incorporation to increase it authorized shares of common stock from 500,000,000 shares to 2,000,000,000 shares and the full form of the Amendment is attached hereto as Exhibit 3.1(i).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2013, our Board of Directors approved an amendment to our Articles of Incorporation (the “Amendment”) to  increase our authorized shares of Common Stock from 500,000,000 shares to 2,000,000,000 shares.

Our majority stockholder, Mr. Djokovich submitted a written consent approving such amendment to the Article of Incorporation in lieu of a special meeting to the shareholders on July 1, 2013, to be effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Colorado. As of June 28, 2013, the date of the shareholder vote, Mr. Djokovich held 14,493,000 shares of the Company's common stock and 5,000 shares of the Company’s Series A Preferred stock representing the voting equivalent of 239,851,377 shares of common stock or approximately 63.85% of the Company's voting stock. The remaining outstanding shares of common stock are held by approximately 16,000 other shareholders.

Item 9.01 Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibit.

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

EXHIBIT NO.	DESCRIPTION	LOCATION
3.1(i)	Amendment to Articles of Incorporation	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: August 19, 2013	By:	/s/ Tom Djokovich
Tom Djokovich
Title: CEO/Secretary

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